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                                                                   EXHIBIT 10.15


                          LOAN AND SECURITY AGREEMENT

         This LOAN AND SECURITY AGREEMENT ("Agreement") is entered into as of August 12, 1994, by GREYHOUND FINANCIAL CORPORATION, a Delaware corporation ("Lender"), and ASCENSION RESORTS, LTD., a Texas limited partnership, d/b/a Silverleaf Resorts, Ltd. ("Borrower").

I.       DEFINITIONS

         As used in this Agreement and the other Documents (as defined below) unless otherwise expressly indicated in this Agreement or the other Documents, the following terms shall have the following meanings (such meanings to be applicable equally both to the singular and plural terms defined).

         1.1 "Advance": an advance of the proceeds of the Loan by Lender on behalf of Borrower in accordance with the terms and provisions of this Agreement.

         1.2 "Agents": the Oversight Agent, the Lockbox Agent and the Servicing Agent.

         1.3 "Applicable Usury Law": the usury law chosen by the parties pursuant to the terms of paragraph 8.10 or such other usury law which is applicable if such usury law is not.

         1.4 "Articles of Organization": the charter, articles, agreements and other written documents evidencing the formation, organization and continuing existence of an entity.

         1.5 "Assignment": a written assignment of specific Instruments and/or Purchaser Mortgages and their proceeds, delivered by Borrower to Lender in the form of EXHIBIT A.

         1.6 "Borrowing Base": with respect to an Eligible Instrument, an amount equal to the lesser of:

                 (a) seventy percent (70%) of the unpaid principal balance of such Eligible Instrument; or

                 (b) seventy-five percent (75%) of the present value of the unmatured installments of principal and interest under such Eligible Instrument, discounted at the greater of the applicable interest rate under the terms of the Note or 12%.

         1.7 "Borrowing Term": the period commencing on the date of this Agreement and ending on the close of Lender's normal





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                 business hours on the date (or if not a Business Day, the
                 first Business Day thereafter) which is the earlier of (a) the date twelve (12) months from the date of the first Advance or
                 (b) August 12, 1995.

         1.8 "Business Day": any day other than a Saturday, Sunday or a day on which banks in Phoenix, Arizona are required to close.

         1.9 "Commitment Fee": a commitment fee for the Loan payable by Borrower to Lender in the amount of Sixty Thousand Dollars ($60,000).

         1.10 "Collateral": the Receivables Collateral, Insurance Policies and any and all other assets now or hereafter serving as security for the Performance of the Obligations, and all products and proceeds thereof.

         1.11    "Default Rate": as defined in the Note.

         1.12 "Documents": the Note, the Guarantee, the Subordination Agreement, the Assignment, the Lockbox Agreement, the Oversight Agreement, the Environmental Certificate, this Agreement and all other documents executed in connection with the Loan, together with any and all renewals, amendments, restatements or replacements of such documents.

         1.13 "Eligible Instrument": an Instrument which conforms to the standards set forth in EXHIBIT B, (which at all times during the Borrowing Term shall be limited to Instruments arising from the sale of Time-Share Interests in Projects for which agreed-to Permitted Encumbrances have been agreed to by Lender in writing and stipulated on EXHIBIT E hereto or any supplement thereto). Without limiting the generality of the foregoing, Borrower acknowledges and agrees that until such time as it has delivered to Lender, and Lender has approved, proforma title policies on each of the Projects identified on EXHIBIT F hereto and located in the State of Missouri, that Borrower shall not be entitled to Advances of the Loan with respect to Instruments arising from the sale of Time-Share Interests in such Missouri Projects. An Instrument that has qualified as an Eligible Instrument shall cease to be an Eligible Instrument upon the date of the first occurrence of any of the following: (a) any installment due with respect to that Instrument becomes more than fifty-nine (59) days past due or (b) that Instrument otherwise fails to continue to conform to the standards set forth in EXHIBIT B.





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         1.14    "Environmental Certificate": an environmental certificate
                 executed by Borrower and such other persons or parties as required by Lender in the form of EXHIBIT C.

         1.15    "Event of Default": the meaning set forth in paragraph 7.1.

         1.16 "Guarantee": a primary, joint and several guarantee made by a Guarantor of the Obligations.

         1.17 "Guarantor": each person or entity now or hereafter guaranteeing the Obligations, including, without limitation, Robert E. Mead.

         1.18 "Incipient Default": an event which after notice and/or lapse of time would constitute an Event of Default.

         1.19 "Instrument": a promissory note which has arisen out of the sale of a Time-Share Interest by Borrower to a Purchaser and is secured by a Purchaser Mortgage.

         1.20 "Insurance Policies": such insurance policies required by, and written by insurers and in amounts and form satisfactory to, Lender.

         1.21 "Loan": the loan made pursuant to this Agreement and the other Documents.

         1.22 "Lockbox Agent": Texas Commerce Bank, or its successor as lockbox agent under the Lockbox Agreement.

         1.23 "Lockbox Agreement": an agreement in form and substance satisfactory to Lender in its sole and absolute discretion to be made between Lender, Borrower and Lockbox Agent, which provides for the Lockbox Agent to collect through a lockbox payments made on Instruments constituting part of the Receivables Collateral and to remit them to Lender.

         1.24 "Master Club": the Master Endless Escape Club, a Texas non-profit corporation, which collects all assessments and pays all expenses for the owners' associations of all of the Projects, pursuant to a Master Club Agreement and a First Amendment to Master Club Agreement, both dated March 28, 1990 ("Master Club Agreement").

         1.25 "Maturity Date": the date (or if not a Business Day, the first Business Day thereafter) seven (7) years after the date of the last Advance.

         1.26 "Maximum Loan Amount": Six Million Dollars ($6,000,000) minus the outstanding principal balance of the 1992 Loan.





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         1.27    "Non-Disturbance Agreements": agreements executed by the
                 holder(s) of all liens on the Projects or related amenities insuring the continued uninterrupted use of the subject Project(s), common areas and amenities by the owners of Time-share Interests, all in form and substance acceptable to Lender.

         1.28 "Note": the "Promissory Note" issued by Borrower in the form of EXHIBIT D to evidence the Loan.

         1.29 "Obligations": all obligations, agreements, duties, covenants and conditions that Borrower is now or hereafter required to Perform under the Documents.

         1.30 "Opening Prepayment Date": the date (or if not a Business Day, the first Business Day thereafter) one (1) year after the date of the last Advance.

         1.31 "Oversight Agent": GFC Portfolio Services, Inc., an Arizona corporation, or its successor as Oversight Agent under the Oversight Agreement.

         1.32 "Oversight Agreement": an agreement in form and substance satisfactory to Lender in its sole and absolute discretion, to be made among Lender, Borrower and Oversight Agent, which provides for Oversight Agent to perform for the benefit of Lender certain oversight and reporting functions in connection with Borrower's servicing of the Instruments constituting the Receivables Collateral.

         1.33 "Performance" or "Perform": full, timely and faithful performance.

         1.34 "Permitted Encumbrances": the rights, restrictions, reservations, encumbrances, easements and liens of record against each Project which Lender has agreed to accept, which with respect to each Project located in Texas are as set forth on EXHIBIT E, and which with respect to any other Project not specifically addressed in the original EXHIBIT E to this Agreement, shall be delineated on a supplement to EXHIBIT E after being approved in writing by Lender.

         1.35 "Prepayment Premium": an amount equal to (a) six percent (6.0%) of the outstanding principal balance of the Loan in the event of a prepayment of the Loan occurring prior to the Opening Prepayment Date or (b) a percentage, determined in accordance with SCHEDULE 1, of the outstanding principal balance of the Loan in the event of a prepayment of the Loan occurring subsequent to the Opening Prepayment Date.






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         1.36    "Project": any one of the time-share resorts or parts of such resorts described in EXHIBIT F and any other time-share resort or part thereof as Lender may in its discretion from time to time hereafter approve in writing.

         1.37 "Projects": collectively, all of the resorts (or parts thereof) defined above as a "Project."

         1.38 "Purchaser": a purchaser of a Time-Share Interest from Borrower.

         1.39 "Purchaser Mortgage": the purchase money mortgage or deed of trust given to secure an Instrument.

         1.40 "Receivables Collateral": (a) the Instruments which are now or hereafter assigned, endorsed or delivered to Lender pursuant to this Agreement or against which an Advance has been made;
                 (b) all rights under all documents evidencing, securing or otherwise pertaining to such Instruments, including, without limitation, Purchaser Mortgages and purchase agreements; (c) the Insurance Policies and related rights pertaining to the foregoing; (d) all rights under any escrow agreements and accounts pertaining to the foregoing; (e) all files, books and records of Borrower pertaining to the foregoing; and (f) the proceeds from the foregoing.

         1.41 "Resolutions": the corporate resolution of a corporation certified as true and correct by an authorized officer of such corporation or a partnership certificate signed by all of the general partners of such partnership.

         1.42 "Security Interest": a perfected, direct and exclusive first priority security interest in and charge upon the property intended to be covered by it.

         1.43 "Servicing Agent": the Borrower or, subject to paragraph 5.4(b), a servicing agent acceptable to Lender or its successor as Servicing Agent under the Servicing Agreement.

         1.44 "Servicing Agreement": an agreement in form and substance satisfactory to Lender in its sole and absolute discretion, to be made among Lender, Borrower and Servicing Agent which provides for Servicing Agent to perform for the benefit of Lender accounting, reporting and other servicing functions with respect to the Instruments constituting part of the Receivables Collateral.

         1.45 "Subordination Agreement(s)": the subordination agreement(s) made and delivered to Lender pursuant to paragraph 6.11.





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         1.46    "Term": the duration of this Agreement, commencing on the date as of which this Agreement is entered into and ending when all of the Obligations shall have been Performed.

         1.47 "Time-Share Interest": the estate described in EXHIBIT F in a Project or the right to the exclusive use of a Unit and to the non-exclusive use of the related Project's common areas for a one week period of each year.

         1.48 "Title Policy (Purchaser Mortgage)": a policy of title insurance in an amount not less than Borrowing Base of an Instrument secured by a Purchaser Mortgage, insuring Lender's interest in such Purchaser Mortgage as a valid first priority lien subject only to the Permitted Encumbrances, issued by a title company and in form and substance acceptable to Lender.

         1.49    "Unit": a dwelling unit in a Project.

         1.50 "1992 Loan": the loan in the original principal amount of $1,000,000 made by Lender's predecessor, Greyhound Real Estate Finance Company, an Arizona corporation to Borrower pursuant to a Loan And Security Agreement dated January 7, 1992.

         II. LOAN COMMITMENT; USE OF PROCEEDS

         2.1 Lender hereby agrees, if Borrower has Performed all of the obligations then due, to make Advances to Borrower in amounts equal to (a) the then Borrowing Base of all Eligible Instruments then held by Lender together with those delivered to and accepted by Lender with a Request for Advance, less (b) the then unpaid principal balance of the Loan; provided, at no time shall the unpaid principal balance of the Loan exceed the Maximum Loan Amount. Lender shall have no obligation to make any Advance after the Borrowing Term has expired.

         2.2 The Loan is a revolving line of credit; however, all of the Advances shall be viewed as a single loan. Borrower shall not be entitled to obtain Advances after the expiration of the Borrowing Term unless Lender, in its sole and absolute discretion, agrees in writing with Borrower to make Advances thereafter on terms and conditions satisfactory to Lender. This Agreement and Borrower's liability for Performance of the Obligations shall continue, however, until the end of the Term.

         2.3 Borrower will use the proceeds of the Loan only for Borrower's business purposes, which shall consist of use for working capital.





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III. SECURITY

         3.1 To secure the Performance of all of the Obligations, Borrower hereby grants to Lender a Security Interest in and assigns to Lender the Receivables Collateral. Such Security Interest shall be absolute, continuing and applicable to all existing and future Advances and to all of the Obligations. All of the Receivables Collateral shall secure repayment of the Loan and the Performance of the other Obligations. Borrower will unconditionally deliver to Lender, with full recourse, all Instruments which are part of the Receivables Collateral. Lender is hereby appointed Borrower's attorney-in-fact to take any and all actions in Borrower's name and/or on Borrower's behalf deemed necessary or appropriate by Lender with respect to the collection and remittance of payments (including the endorsement of payment items) received on account of the Receivables Collateral.

         3.2 If a previously Eligible Instrument which is part of the Receivables Collateral ceases to be an Eligible Instrument, then within thirty (30) days thereafter, Borrower will either
                 (i) pay to Lender an amount equal to the Borrowing Base of the ineligible Instrument, together with interest, costs and expenses attributable to it, or (ii) replace such ineligible Instrument with an Eligible Instrument or Eligible Instruments having a Borrowing Base not less than the Borrowing Base (calculated immediately before its ineligibility) of the ineligible Instrument(s) being replaced. Simultaneously with such payment or the delivery of the replacement Instrument to Lender, Borrower will deliver to Lender all of the items (except for a "Request for Advance and Certification") required to be delivered by Borrower to Lender pursuant to paragraph 4.1, together with a "Borrower's Certificate" in form and substance identical to EXHIBIT G. If no Event of Default or Incipient Default has occurred and is continuing, then upon the substitution of an Eligible Instrument for an ineligible Instrument, Lender will reassign to Borrower, without recourse or warranty of any kind, the ineligible Instrument. Borrower will prepare the reassignment instrument, which shall be in form and substance identical to EXHIBIT G-1, and shall deliver it to Lender for execution.

         3.3 Borrower will deliver or cause to be delivered to Lender and will maintain or cause to be maintained throughout the Term in full force and effect the Guarantee, the Subordination Agreement(s), and all other security agreements required pursuant to the Documents.





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IV. ADVANCES

         4.1 Lender's obligation to make the initial Advance and subsequent Advances shall be subject to and conditioned upon the terms and conditions set forth in the following subparagraphs and elsewhere in this Agreement being satisfied and remaining satisfied during the Term.

                 (a) Borrower shall have delivered to Lender the following Documents, duly executed, delivered and in form and substance satisfactory to Lender:

                          (i)     the Note;

                          (ii) an Assignment of the specific Instruments for which the Advance is requested;

                          (iii) the specific Instruments for which the Advance is requested, properly endorsed;

                          (iv)    the Guarantee;

                          (v)     the Subordination Agreement(s);

                          (vi)    the Environmental Certificate;

                          (vii) UCC financing statements for filing and/or recording, as appropriate, where necessary to perfect the Security Interest in the security required pursuant to the Documents;

                          (viii) a favorable opinion from independent counsel for Borrower in form and substance substantially identical to EXHIBIT H;

                          (ix) a favorable opinion from independent counsel for Guarantor in form and substance substantially identical to EXHIBIT I;

                          (x) a favorable opinion from independent counsel for Borrower and Freedom Financial Corp. ("FFC") regarding the existence of claims against FFC, in form and substance satisfactory to Lender;

                          (xi)    the Lockbox Agreement;

                          (xii)   the Oversight Agreement;





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                          (xiii)  the Non-Disturbance Agreements or other
                                  assurance of lien releases; and

                          (xiv)   this Agreement.

                 (b)      Borrower shall have delivered to Lender at least ten
                          (10) Business Days prior to the date of the Advance, or in the case of the items called for in item (x) at least five (5) Business Days prior to the date of the
                          Advance:

                          (i) the Articles of Organization of Borrower and its partners, if any, to the extent any such entity is not a natural person;

                          (ii)    the Resolutions of Borrower and its
                                  respective partners, if any, to the extent any such entity is not a natural person;

                          (iii) unless waived in writing by Lender, prior only to the initial Advance for each Project, an environmental assessment of each Project;

                          (iv) except as to the Projects identified on the original EXHIBIT F to this Agreement, as to which such requirement is waived by Lender, a 1988 ALTA/ACSM survey and condominium map of each Project prepared by a licensed land surveyor acceptable to Lender, showing the dimensions of each Unit and such other details as Lender may reasonably require;

                          (v) a copy of the registrations/consents to sell, the final subdivision public reports/public offering statements and/or prospectuses and approvals thereof required to be issued by or used in the state where each Project is located and other jurisdictions where Time-Share Interests have been offered for sale or sold;

                          (vi) if any Project has not been registered under such act and Lender requests such an opinion, a copy of an advisory opinion issued by the federal Office of Interstate Land Sales Registration that the subject Project does not fall within the purview of the Interstate Land Sales Full





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                                  Disclosure Act, or a legal opinion from
                                  Borrower's counsel acceptable to Lender;

                          (vii) a copy of the form of the purchase contract, deed, Instrument, Purchaser Mortgage, credit applications and disclosures, and other documents and exhibits which have been or are being used by Borrower in connection with each Project or the sale of Time-Share Interests, together with the Project governing documents, the Project management agreement, the Project exchange affiliation agreement(s) and advertising materials;

                          (viii)  the Insurance Policies;

                          (ix)    intentionally omitted;

                          (x)     the items described in EXHIBIT J; and

                          (xi) such other items as Lender requests which are reasonably necessary to evaluate the request for the Advance and the satisfaction of the conditions precedent to the Advance.

                 (c) No material adverse change shall have occurred in any Project or in Borrower's or Guarantor's business or financial condition since the date of the latest financial and operating statements given to Lender by or on behalf of Borrower or Guarantor.

                 (d) There shall have been no change in the warranties and representations made in the Documents by Borrower, Guarantor and/or any other surety for the Performance of any of the Obligations.

                 (e) Neither an Event of Default nor Incipient Default shall have occurred and be continuing.

                 (f) The interest rate applicable to the Advance (before giving effect to any savings clause) will not exceed the maximum rate permitted by the Applicable Usury Law.

                 (g) Borrower shall have paid to Lender the Commitment Fee and all other fees required to be paid at the time of the Advance.

                 (h) Borrower shall not be entitled to any Advance unless on or before September 15, 1994 all





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                          Documents have been executed by the persons required
                          to do so and delivered to Lender and the first Advance has been requested.

         4.2 Advances shall be requested in writing by Borrower and shall not be made more frequently than two (2) per month or in amounts less than One Hundred Thousand Dollars ($100,000). Borrower shall pay to Lender an administrative fee for each advance in excess of one (1) per month in an amount equal to the greater of $500 or 0.25% of the amount of the subject advance.

         4.3 Advances may be disbursed by checks, wire transfers or drafts payable to Borrower.

         4.4 Although Lender shall have no obligation to make an Advance unless and until all of the conditions precedent to the Advance have been satisfied, Lender may, at its sole discretion, make Advances prior to that time without waiving or releasing any of the Obligations.

V.       NOTE, MAINTENANCE OF BORROWING BASE; PAYMENTS; SERVICING AND
         COLLECTION

         5.1 The Loan shall be evidenced by the Note and shall be repaid in immediately available funds according to the terms of the Note.

         5.2 Subject to Borrower's rights under paragraph 3.2 to provide replacement Eligible Instruments, if for any reason the aggregate principal amount of the Loan outstanding at any time shall exceed the then Borrowing Base of all Eligible Instruments, Borrower, without notice or demand, will immediately make to Lender a principal payment in an amount equal to such excess plus accrued and unpaid interest on such principal payment.

         5.3 Borrower will not be entitled to prepay, in whole or in part, the Loan until the Opening Prepayment Date. Thereafter, if neither an Event of Default nor an Incipient Default has occurred and is continuing, then Borrower shall have the option to prepay the Loan in full, but not in part, upon 60 days prior written notice and the simultaneous payment of the Prepayment Premium on any date an installment is due on the Note. If (a) there shall occur an Event of Default and such occurrence results in acceleration of the Loan, or if (b) there shall occur a casualty to or condemnation of all or any portion of any Project and such occurrence results in prepayment of the Loan, a Prepayment Premium will be required in the amount which shall be determined as of and due on the earlier of the date of acceleration or prepayment. The prohibition





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                 on prepayment and the requirement to pay a Prepayment Premium shall not apply to prepayment resulting from the application of payments required from obligors on the Receivables Collateral (unless solicited by Borrower in contravention of its Obligations) or from performance by Borrower of its Obligations under paragraph 3.2 or 5.2 (unless due to a misrepresentation or breach of warranty concerning the Receivables Collateral qualifying as Eligible Instruments).

         5.4     (a)      Lockbox Agent shall collect payments on the
                          Instruments constituting part of the Receivables
                          Collateral and remit collected payments to Lender on the last Business Day of each and every week after the date of first Advance, according to the terms of the Lockbox Agreement. Payments shall not be deemed received by Lender until Lender actually receives such payments from Lockbox Agent. Servicing Agent shall furnish to Lender at Borrower's sole cost and expense, no later than the tenth (10th) day of each month commencing with the first full calendar month following the date of this Agreement, a report, substantially in the format of EXHIBIT K, which: (i) shows as of the end of the prior month with respect to each Instrument which constitutes part of the Receivables Collateral (A) all payments received, allocated between principal, interest, late charges and taxes, (B) the opening and closing balances, (C) present value, (D) average consumer interest rate, and (E) extensions, refinances, prepayments, and other similar adjustments; and (ii) indicates delinquencies of thirty (30), sixty (60) and ninety
                          (90) days and in excess of ninety (90) days. On the basis of such reports, Lender will compute the amount, if any, which was due and payable by Borrower on the last Business Day of the preceding month and will notify Borrower of any amount due. If such reports are not timely received, Lender may estimate the amount which was due and payable. Borrower will pay upon demand the amount determined by Lender to be due and payable. If payment is made on the basis of Lender's estimate and thereafter reports required by this paragraph are received by Lender, the estimated payment amount shall be adjusted by an additional payment or a refund to the correct amount, as the reports may indicate; such additional amount to be paid by Borrower upon demand and such refund to be made by Lender within five (5) Business Days after receipt of written request therefor by Borrower. At the end of each calendar quarter, Borrower will deliver or cause the Servicing Agent to deliver to Lender a





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
                          current list of the names, addresses and phone numbers of the obligors on each of the Instruments constituting part of the Receivables Collateral. Borrower will also deliver or cause Servicing Agent to deliver to Lender, promptly after receipt of a written request for them, such other reports with respect to Instruments constituting part of the Receivables Collateral as Lender may from time to time require.

                 (b) At any time following the occurrence of an Event of Default (and regardless of whether such Event of Default is cured), at Lender's election, an independent Servicing Agent may be engaged under a Servicing Agreement and Borrower shall cooperate in such appointment. Lender, subject to any restriction contained in the Lockbox Agreement or the Servicing Agreement, as the case may be, may at any time and from time to time in its discretion substitute or require Borrower to substitute a successor or successors to any Agent acting under the Lockbox Agreement or (at any time after appointment of a Servicing Agent other than Borrower pursuant to the terms of this Agreement) the Servicing Agreement.

         5.5 Subject to Lender's rights under Article VII, all proceeds from the Receivables Collateral (except payments which are identified by Purchasers as tax and insurance impounds or maintenance and other assessment payments and are required to be so treated by Borrower) and the other security shall be applied as follows: first to the payment of all late charges, costs, fees and expenses required by the Documents to be paid by Borrower; second to accrued and unpaid interest due on the Note; third to the unpaid principal balance of the Note; and then to the other Obligations in such order and manner as Lender may determine. Unless and until all the Obligations have been Performed, Borrower shall have no right to any portion of the proceeds of the Receivables Collateral; provided, however, that any payments which are received by Lender which are identified by Purchasers as assessment payments will be delivered to Borrower within thirty (30) days of Lender's receipt thereof.

         5.6 Whether or not the proceeds from the Receivables Collateral shall be sufficient for that purpose, Borrower will pay when due all payments required to be made pursuant to any of the Documents, Borrower's Obligation to make such payments being absolute and unconditional.

VI.      BORROWER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         6.1      (a)     Borrower is, and will remain at all times, duly
                          organized, validly existing and in good standing under the laws of Texas and in each jurisdiction in which it is selling Time-Share Interests or where the location or nature of its properties or its business makes such qualification necessary. Borrower has full authority to Perform the Obligations and to carry on its business and own its property.

                 (b) Borrower has full power and authority to grant the Security Interest in the Receivables Collateral and to execute and deliver the Documents and to Perform the Obligations. All action necessary and required by the Articles of Organization and all applicable laws for the obtaining of the Loan and for the execution and delivery of the Documents executed and delivered in connection with the Loan has been duly and effectively taken. The Documents are and shall be legal, valid, binding and enforceable against Borrower; and do not violate the Applicable Usury Law or constitute a default or result in the imposition of a lien under the terms or provisions of any agreement to which Borrower is a party. No consent of any governmental agency or any other person not a party to this Agreement is or will be required as a condition to the execution, delivery or enforceability of the Documents.

         6.2 There is no action, litigation or other proceeding pending or, to Borrower's knowledge, threatened before any arbitration tribunal, court, governmental agency or administrative body involving Borrower, its property or any Project which might materially adversely affect the Performance of the Obligations, the Project, the business or financial condition of Borrower, or the ability of Borrower to Perform the Obligations.

         6.3     (a)      Borrower has sold or has offered for sale Time-Share
                          Interests only in the states in which the Projects are located and all sales have been made at the Projects. Before it sells or offers for sale
                          Time-Share Interests in jurisdictions other than the states in which the Projects are located and the state(s) listed in the preceding sentence, Borrower will promptly notify Lender and provide Lender with evidence that it has complied with all laws of such jurisdiction governing its proposed conduct.

                 (b) Borrower has complied, and will comply, with all laws and regulations of the state in which the Projects are located and all other governmental jurisdictions in which the Projects are located or in which Time-Share Interests have been sold or offered for sale.

                 (c) The time-share use and occupancy of Units will not violate or constitute a non-conforming use under any private covenant or restriction or any zoning, use or similar law, ordinance or regulation affecting the use or occupancy of the Projects.

         6.4     (a)      Each Instrument assigned to Lender pursuant to this
                          Agreement shall be an Eligible Instrument. Borrower has Performed all its obligations to Purchasers, and there are no executory obligations to Purchasers to be Performed by Borrower. Borrower further warrants and guarantees the enforceability of the Receivables
                          Collateral.

                 (b) Without the prior written consent of Lender, Borrower will not cancel or materially modify, or consent to or acquiesce in any material modification to, or solicit the prepayment of, any Instrument which constitutes part of the Receivables Collateral; or waive the timely performance of the obligations of the Purchaser under any such Instrument or its security; or release the security for any such Instrument. Borrower will not pay or advance directly or indirectly for the account of any Purchaser any sum owing by the Purchaser under any Instrument which constitutes part of the Receivables Collateral.

                 (c) Borrower at all times will fulfill and will cause its affiliates, agents and independent contractors at all times to fulfill all obligations to Purchasers.

                 (d) True and complete copies of the Project governing documents, the purchase contract form, the deed form, the Instrument form, the Purchaser Mortgage form, advertising materials and other documents and exhibits thereto which have been and are being used by Borrower in connection with the Projects and the sale or offering for sale of Time-Share Interests have been delivered to Lender. Borrower, without the prior written consent of Lender, will not cancel or materially modify any such documents except as required by law. Borrower will perform all of its obligations under the Project governing documents.

                 (e) Each Purchaser is a member of a Project owners' association or associations having authority to levy annual assessments to cover the costs of maintaining and operating the Projects. To Borrower's knowledge, the Master Club and each owners' association is solvent; currently levied assessments are adequate to cover such costs and to establish and maintain a reasonable reserve for capital improvements; and there are no events which could give rise to a material increase in such costs. Borrower will use its best efforts to cause the Master Club to (A) discharge its obligations under the Master Club Agreement and all of the Project's governing documents and (B) maintain the reserve for capital improvements described above.

                 (f) Except as otherwise permitted and disclosed by the Project governing documents, the Project owners' association(s) have a non-exclusive recreation and use easement over all the common areas in the Projects and other amenities which have been promised or represented as being available to Purchasers, which common areas and amenities are free and clear of liens and security interests. Such interests are represented by the documents described on EXHIBIT M hereto (the "Recreation And Use Documents"). Borrower will maintain or cause to be maintained in good condition and repair all amenities and common areas which have been promised or represented as being available to Purchasers and all roads and off-site improvements which are not the responsibility of the Project owners' association(s) to maintain and repair and have not been dedicated to or accepted by the responsible governmental authority or utility company. Without limiting the generality of the foregoing, Borrower shall not sell or further encumber its fee simple interest in any common areas and amenities which are the subject of the Recreation and Use Documents which are presently improved and available for use by owners of Time-share Interests; Borrower shall not terminate or cause to be terminated any of the Recreation and Use Documents with respect to any common areas or amenities and which are presently improved and available for use by owners of Time-Share Interests; and Borrower shall fully perform its contractual obligations under the Recreation and Use Documents for each Project regarding maintenance and upkeep of the subject common areas and amenities. Finally, Borrower hereby represents and warrants to Lender that the amenities available to Purchasers at each Project, as represented in the Project and related marketing documents used by Borrower, are in fact located on the easement parcels identified in the respective Recreation and Use Documents for each Project.

                 (g) In its capacity as the contract manager for each of the Projects (and related common areas and amenities), and as the party which shall at all times control each Project owner's association, Borrower covenants and agrees that it shall at no time cause assessments to be levied against the owners of Time-Share Interests in such Projects which, with respect to each Project, constitute in the aggregate, amounts which are more than the amount reasonably necessary to maintain that portion of each Project (including any amenities and common areas) from time to time representing Time-Share Interests sold to consumers.

         6.5 Borrower will undertake the diligent and timely collection of amounts delinquent under each Instrument which constitutes part of the Receivables Collateral and will bear the entire expense of such collection. Lender shall have no obligation to undertake any action to collect under any Instrument.

         6.6 Lender may notify Purchasers of the existence of Lender's interest as assignee in the Receivables Collateral and request from Purchasers any information relating to the Receivables Collateral. Borrower will deliver such notice under its letterhead if requested.

         6.7 Borrower, without the prior written consent of Lender, will not: (a) sell, convey, pledge, hypothecate, encumber or otherwise transfer any security for the Performance of the Obligations; (b) permit or suffer to exist any liens, security interests or other encumbrances on any security for the Performance of the Obligations, except for the Permitted Encumbrances and liens and security interests expressly granted to Lender; (c) sell, lease, transfer or dispose of all or substantially all of its assets to another entity; or (d) permit or suffer to exist any transfer of the ownership interests or control of Borrower and, if Borrower is a partnership, any general partner of Borrower.

         6.8 Borrower will ensure that the Master Club and/or the underlying Project owners associations maintains and pays the cost of the Insurance Policies and will deliver copies of the Insurance Policies to Lender. Subject to existing laws for the protection of time-share owners,

                 Lender shall have the right to approve the use of any insurance proceeds, and shall have the right to require that such proceeds be applied to the outstanding balance of the Loan.

         6.9     (a)      The Documents and all certificates, financial
                          statements and written materials furnished to Lender by or on behalf of Borrower in connection with the Loan do not contain any untrue statement of a material fact or omit to state a fact which materially adversely affects or in the future may materially adversely affect the Receivables
                          Collateral or any other security for the Performance of the Obligations or the business or financial condition of Borrower or the Project.

                 (b) Lender's examination, inspection, or receipt of information pertaining to the Receivables Collateral or the Projects and their proposed operation shall not in any way be deemed to reduce the full scope and protection of the warranties, representations and Obligations contained in this Agreement.

         6.10    (a)      On or before the tenth (10th) day of each month,
                          Borrower will cause to be furnished to Lender (i) the reports required pursuant to paragraph 5.4(a) and
                          (ii) if requested by Lender, a sales report for the prior month showing the number of sales of Time-Share
                          Interests, their aggregate dollar amount and related down payments.

                 (b) Borrower will furnish or cause to be furnished to Lender within ninety (90) days after each fiscal year of the subject, a copy of the current annual financial statements of Borrower, each Guarantor and, subject to the best efforts of Borrower, the Master Club; and shall furnish or cause to be furnished to Lender within forty-five (45) days after each interim quarterly fiscal period of Borrower during the Borrowing Term a copy of the current financial statements of Borrower for the period commencing with the first day of the fiscal year and concluding with such quarter end, together with a status report covering the subject quarter from Carol Sullivan & Associates, including financial, management, marketing and collateral aspects of Borrower's business operations. Such financial statements for Borrower shall contain a balance sheet as of the end of the relevant fiscal period and statements of income and of cash flow for such fiscal period and for Guarantor, a balance sheet as of the end of the relevant fiscal period (together, in each case, with the comparable figures for the corresponding period of the previous fiscal year), all in reasonable detail. All financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. All financial statements required pursuant to this paragraph shall be certified by the chief financial officer or general partner, as the case may be, of the subject of such statements. Annual statements shall be reviewed and certified by a recognized firm of certified public accountants reasonably satisfactory to Lender. Together with such financial statements, Borrower will deliver to Lender a certificate signed by the chief financial officer or managing general partner, as the case may be, of Borrower stating that there exists no Event of Default or Incipient Default or, if any such Event of Default or Incipient Default exists, specifying the nature and period of its existence and what action Borrower proposes to take with respect to it.

                 (c) Borrower will deliver to Lender from time to time, as available, and promptly upon amendment or effective date, current price lists, sales literature, registrations/consents to sell, final subdivisions public reports/public offering statements/ prospectuses, purchase documents, and any other items requested by Lender which relate to the Time-Share Interests.

                 (d) Borrower will at its expense permit Lender and its representatives at all reasonable times to inspect the Projects and to inspect, audit and copy Borrower's records; and shall make available such further information as Lender may from time to time reasonably request.

                 (e)      Borrower will submit to Lender annually, within ten
                          (10) days after each is available, proposed annual maintenance and operating budgets of the Master Club, certified to be adequate by the managing agent for the Master Club and the underlying Project owners associations, and a statement of the annual assessment to be levied upon the Purchasers for each Project owners' association; and will use its best efforts to cause to be made available to Lender for inspection, auditing and copying, upon Lender's request, the books of account, logs and records of the Master Club.

                 6.11 Borrower will cause any and all indebtedness owing by it to its shareholders, directors, officers or partners, as the case may be, Guarantor(s), or the relatives and affiliates of Borrower or the foregoing to be subordinated in all aspects to the Obligations; provided, however, that if no Event of Default or Incipient Default is outstanding, such subordination shall not prohibit (a) regularly scheduled payments on the subordinated indebtedness, or (b) reasonable salaries or fees at normal and customary rates for services actually rendered.

                 6.12 Borrower is not in default of any payment on account of indebtedness for borrowed money or of any repurchase obligations in connection with a receivables purchase financing, or in violation of or in default under any material term in any agreement, order, decree or judgment of any court, arbitration or governmental authority to which it is a party or by which it is bound.

                 6.13 Borrower has filed all tax returns and paid all taxes, assessments, levies and penalties, if any, required to be filed by it or paid by it to any governmental or quasi-governmental authority or subdivision, including real estate taxes and assessments relating to the Project. Borrower will provide to Lender not more than thirty (30) days after such taxes and assessments become due evidence that all taxes and assessments on the Units and Project common areas and related amenities have been paid in full.

                 6.14 Borrower will pay to Lender the Commitment Fee and, in addition to that fee, Twenty Thousand Dollars ($20,000) ("Documentation Fee") for the preparation of the Documents executed at or prior to the closing of the first Advance. Borrower has paid to Lender Twenty Thousand Dollars ($20,000) of the Commitment Fee. Borrower will pay to Lender the Forty Thousand Dollar ($40,000) balance of the Commitment Fee and the Twenty Thousand Dollar ($20,000) Documentation Fee at the time the initial Advance is made, but in no event later than September 15, 1994. Borrower acknowledges that the Commitment Fee and the Documentation Fee have been earned and are nonrefundable. Borrower will pay on demand any and all costs and expenses incurred by Lender in connection with the initiation, documentation and closing of the Loan, the making of Advances, the protection of the security for the Performance of the Obligations, or the enforcement of the Obligations against Borrower or Guarantor(s), including, without limitation, all attorneys' and other professionals' fees, consumer credit reports, and revenue, documentary stamp and intangible taxes. Notwithstanding anything in this paragraph to the contrary, Borrower will have no obligation to pay or reimburse Lender for Lender's attorneys' fees which are incurred in connection with the original preparation, negotiation and execution of the Documents delivered prior to or in connection with the first Advance ("Original Documents") or the closing of the first Advance, except for such attorneys' fees which are in excess of the Documentation Fee and are caused by the negligence or lack of diligence or cooperation by Borrower in the negotiation of the Original Documents and the closing of the first Advance, changes requested by Borrower to that commitment letter from Lender to Borrower
                          dated June   , 1994, or circumstances which could not
                          reasonably have been foreseen by Lender.

                 6.15 Borrower will INDEMNIFY, PROTECT, HOLD HARMLESS, AND DEFEND Lender, its successors, assigns and shareholders (including corporate shareholders), and the directors, officers, employees, agents and servants of the foregoing, for, from and against any and all losses, costs, expenses (including, without limitation, and attorneys' fees), demands, claims, suits, proceedings (whether civil or criminal), orders, judgments, penalties, fines and other sanctions arising from or brought in connection with
                          (a) the Projects, the Collateral, Lender's status by virtue of the Assignments, creation of Security Interests, the terms of the Documents or the transactions related thereto, or any act or omission of Borrower or any Agent, or their respective employees, contractors or agents, whether actual or alleged, and (b) any and all brokers' commissions or finders' fees or other costs of similar type by any party in connection with the Loan; excluding, however, any such matters that arise solely by reason of Lender's gross negligence or willful misconduct. On written request by a person or other entity covered by the above agreement of indemnity, Borrower will undertake, at its own cost and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding to which such person or entity shall be a party. At Lender's option, Lender may at Borrower's expense prosecute or defend any action involving the priority, validity or enforceability of the Security Interests in the Receivables Collateral and any other security required pursuant to the Documents.

                 6.16 Borrower shall be required to have a minimum tangible net worth (as reflected on the financial statements delivered pursuant to paragraph 6.10) of Seven Million Dollars ($7,000,000) at all times during the term of the Loan.

                 6.17 Sales and marketing expenses incurred in connection with the marketing of Time-Share Interests in the Projects will not exceed fifty percent (50%) of the net sales revenue realized from the sale of such Time-Shares Interests. Such determination will be made at the end of each calendar quarter based upon expenses and net sales revenues being annualized over the preceding twelve month period. Sales and marketing expenses shall include the aggregate of all costs and expenses for commissions and sales relating to the sale of time-share interests, including but not limited to all costs and expenses for advertising, mailing, consumer premiums, referral and lead generation.

                 6.18 Annual distributions by Borrower to its partners shall be permitted only when there is no Event of Default or Incipient Default, and when permitted, shall be limited to the lesser of (1) Borrower's net income, or (2) one hundred percent (100%) of cash flow. As used above, "net income" shall be determined in accordance with generally accepted accounting practices applied on a consistent basis, and "cash flow" shall mean net cash generated by Borrower's operations and financings for a given period of time determined by subtracting cash outflows from cash inflows, all in accordance with GAAP.

                 6.19 The outstanding balance of the Receivables Collateral which are sixty (60) days or more delinquent shall at no time exceed five percent (5%) of the total balance of all Receivables Collateral held by Lender for three (3) consecutive months.

                 6.20 Borrower shall pay to Lender a Ten Dollar ($10) fee for each Eligible Receivable held by Lender, exclusive of substitutions and cancellations. Such fee shall be payable with respect to each Eligible Receivable at the time of the Advance made with respect to such Eligible Receivable.

                 6.21 Borrower covenants and agrees that within thirty (30) days following the date of this Agreement it shall have, with respect to each of the Projects, reproduced the booklet provided to Purchasers containing the Declaration and Bylaws for the respective Project owner's association, so as to correct all errors and omissions in such booklets identified in EXHIBIT L.

                 6.22 Borrower represents and warrants that none of the Units are located in a flood prone area. Borrower covenants and agrees that it shall, within ninety
                          (90) days following the date of this Agreement:

                          (a) With respect to the Piney Shores Project, provide to Lender documentation evidencing that dumped roofing materials identified in the March 9, 1994 Professional Service Industries, Inc. Environmental Site Assessment, have been removed from the subject Project and disposed of properly; and

                          (b) With respect to the Piney Shores, the Villages and Holly Lake Projects, provide to Lender documentation (to the extent Borrower now possesses or obtains such documentation within the prescribed ninety (90) day period) regarding the presence of polychlorinated byphenyls in the medium of on-site transformers located at such Projects.

                 6.23 Borrower will execute or cause to be executed all documents and do or cause to be done all acts necessary for Lender to perfect and to continue the perfection of the Security Interest of Lender in the Receivables Collateral or the other security required pursuant to the Documents or otherwise to effect the intent and purposes of the Documents.

                 6.24 The representations, warranties and covenants contained in this Article VI are in addition to, and not in derogation of, the representations, warranties and covenants contained elsewhere in the Documents and shall be deemed to be made and reaffirmed prior to the making of each Advance.

VII.             DEFAULT

                 7.1 The occurrence of any of the following events or conditions shall constitute an Event of Default by Borrower under the Documents:

                          (a) failure of Lender to receive from Borrower within five (5) Business Days following written notice from Lender that such amount is due, (i) any amount payable under the Note or (ii) any other payment due under the Documents, except for the Note payment due at the Maturity Date for which no grace period is allowed;

                          (b) any representation or warranty of Borrower contained in the Documents or in any certificate furnished under the Documents proves to be, in any material respect, false or misleading as of the date deemed made;

                          (c)     a default in the Performance of the
                                  Obligations set forth in paragraph 3.2,
                                  6.7(a), 6.7(c), 6.7(d), 6.8 or 6.11;

                          (d)     a default in the Performance of the
                                  Obligations or a violation of any term,
                                  covenant or provision of the Documents (other than a default or violation referred to elsewhere in this paragraph 7.1) which continues unremedied (i) for a period of five
                                  (5) Business Days after notice of such
                                  default or violation to Borrower in the case of a default under or violation of paragraph 6.7(b) or any other default or violation which can be cured by the payment of money alone or (ii) for a period of twenty (20) Business Days after notice to Borrower in the case of any other default or violation;

                          (e) an "Event of Default", as defined elsewhere in any of the Documents;

                          (f) any default by Borrower under any other agreement evidencing, guaranteeing, or securing borrowed money or a receivables purchase financing involving an obligation in excess of Fifty Thousand Dollars ($50,000) to make a payment of principal or interest or to repurchase receivables or any other material default permitting the acceleration of the repayment of the borrowed money or the repurchase of receivables, which accelerated repayment or repurchase obligations are in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

                          (g) any final, non-appealable judgment or decree for money damages or for a fine or penalty against Borrower which is not paid and discharged or stayed within thirty (30) days thereafter and when aggregated with all other judgment(s) or decree(s) that have remained unpaid and undischarged or stayed for such period is in excess of Fifty Thousand Dollars ($50,000);

                          (h) any party holding a lien or security interest in the Receivables Collateral or any other security for the Performance of the Obligations or a lien (other than a lien created by Purchaser solely with respect to its Time-Share Interest) on any part of any Project or its related amenities commences foreclosure or similar sale thereof;

                          (i) Borrower shall (i) generally not be paying its debts as they become due, (ii) file or consent by answer or otherwise to the filing against it of a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of its creditors,
                                  (iv) consent to the appointment of a
                                  custodian, receiver, trustee or other officer with similar powers for itself or any substantial part of its property, (v) be adjudicated insolvent, (vi) dissolve or commence to wind-up its affairs or (vii) take any action for purposes of the foregoing;

                          (j) a material adverse change in any of the Projects or in the business or financial condition of Borrower or in the Receivables Collateral or any other security for the Performance of the Obligations, which change is not enumerated in this paragraph 7.1 as the result of which Lender in good faith deems the prospect of Performance of the Obligations impaired or its security for the Performance of the Obligations imperiled;

                          (k) any of the events enumerated in paragraph 7.1(b), (f), (g), (i) or (j) occurs with respect to any Guarantor or surety for the Performance of the Obligations;

                          (l) failure of Lender to receive from Borrower, within twenty (20) days of the date Borrower knows or should have known of such change, notice of any material change in any representations or warranties in the Documents or otherwise made in connection with the Loan;

                          (m) an order or decree has been entered by any court of competent jurisdiction enjoining the intended use of any of the Projects as a time-share resort and judgment is not vacated within ninety (90) days after Borrower has obtained knowledge or notice thereof; or

                          (n) the cessation of the legal existence of the Master Club.

                 7.2 At any time after an Event of Default has occurred and while it is continuing, Lender may but without obligation, in addition to the rights and powers granted elsewhere in the Documents and not in limitation thereof, do any one or more of the following:

                          (a)     cease to make further Advances;

                          (b) declare the Note, together with prepayment premiums and all other sums owing by Borrower to Lender in connection with the Documents, immediately due and payable without notice, presentment, demand or protest, which are hereby waived by Borrower;

                          (c)     with respect to the Receivables Collateral,
                                  (i) institute collection, foreclosure and other enforcement actions against Purchasers and other persons obligated on the Receivables Collateral, (ii) enter into modification agreements and make extension agreements with respect to payments and other performances, (iii) release persons liable for performance, (iv) settle and compromise disputes with respect to payments and performances claimed due, all without notice to Borrower, without being called to account for such actions by Borrower and without relieving Borrower from Performance of the Obligations, and (v) receive, collect, open and read all mail of Borrower for the purpose of obtaining all items pertaining to the Receivables Collateral; and

                          (d) proceed to protect and enforce its rights and remedies under the Documents, to foreclose or otherwise realize upon its security for the Performance of the Obligations, and/or to exercise any other rights and remedies available to it at law, in equity or by statute.

                 7.3 Notwithstanding anything in the Documents to the contrary, while an Event of Default exists, any cash received and retained by Lender in connection with the Receivables Collateral may be applied to payment of the Obligations in the manner provided in paragraph 7.5.

                 7.4      (a)     Lender shall have all of the rights and
                                  remedies of a secured party under the Uniform
                                  Commercial Code of the State of Arizona and all other rights and remedies accorded to a Secured Party at equity or law. Any notice of sale or other disposition of the Receivables
                                  Collateral given not less than ten (10)
                                  Business Days prior to such proposed action in connection with the exercise of Lender's remedies shall constitute reasonable and fair notice of such action. Lender may postpone or adjourn any such sale from time to time by announcement at the time and place of sale stated on the notice of sale or by announcement of any adjourned sale, without being required to give a further notice of sale. Any such sale may be for cash or, unless prohibited by applicable law, upon such credit or installment as Lender may determine. Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Lender in good current funds. Despite the consummation of any such sale, Borrower shall remain liable for any deficiency on the Obligations which remains outstanding following such sale. All net proceeds recovered pursuant to a sale shall be applied in accordance with the provisions of paragraph 7.5.

                          (b) Lender may, in the name of Borrower or in its own name, make and execute all conveyances, assignments and transfers of the Receivables Collateral sold in connection with the exercise of Lender's remedies; and Lender is hereby appointed Borrower's attorney-in-fact for this purpose.

                          (c) Upon request of Lender when an Event of Default exists, Borrower shall assemble the Receivables Collateral not already in Lender's possession and make it available to Lender at a time and place designated by Lender.

                 7.5 The proceeds realized from any sale of all or any part of the Receivables Collateral made in connection with the exercise of Lender's remedies shall be applied in the following order of priorities; first, to the payment of all costs and expenses of such sale, including without limitation, reasonable compensation to Lender and its agents, attorneys fees, and all other expenses, liabilities and advances incurred or made by Lender, its agents and attorneys, in connection with such sale, and any other unreimbursed expenses for which Lender may be reimbursed pursuant to the Documents; second, to the payment of the other Obligations, in such order and manner as Lender shall in its discretion determine, with no amounts applied to payment of principal until all interest has been paid; and third, to the payment to Borrower, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                 7.6 Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all liabilities agreed to be paid or performed in the Documents by Borrower, any Guarantor or any surety for the Performance of the Obligations if the person obligated fails to do so. For such purposes Lender may use the proceeds of the Receivables Collateral. All amounts expended by Lender in so doing or in exercising its remedies under the Documents following an Event of Default shall become part of the Obligations, shall be immediately due and payable by Borrower to Lender upon demand, and shall bear interest at the Default Rate from the dates of such expenditures until paid.

                 7.7 No remedy in any Document conferred on or reserved to Lender is intended to be exclusive of any other remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under any Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power shall be construed to be a waiver of or acquiescence to any default or a waiver of any right or power; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

                 7.8 Borrower, for itself and for all who may claim through or under it, hereby expressly waives and releases all right to have the Receivables Collateral or any other security for the Performance of the Obligations, or any part of such security, marshalled on any foreclosure sale or other enforcement of Lender's rights and remedies.

                 7.9 For the purpose of exercising its rights and remedies under Paragraph 7.2(c) and 7.6, Lender may do so in Borrower's name or its name and is hereby appointed as Borrower's attorney-in-fact to take any and all actions in Borrower's name and/or on Borrower's behalf as Lender may deem necessary or appropriate in its sole and absolute discretion in the accomplishment of such purposes.

         VIII.   CONSTRUCTION AND GENERAL TERMS

                 8.1 All moneys payable under the Documents shall be paid to Lender at its address set forth on the signature page of this Agreement in lawful monies of the United States of America, unless otherwise designated in the Documents or by Lender by notice.

                 8.2 The Documents exclusively and completely state the rights and obligations of Lender and Borrower with respect to the Loan. No modification, variation, termination, discharge, abandonment or waiver of any of the terms or conditions of the Documents shall be valid unless in writing and signed by duly authorized representatives of the party sought to be bound by such action. The Documents supersede any and all prior representations, warranties and/or inducements, written or oral, heretofore made by Lender concerning this transaction, including any commitment for financing.

                 8.3 The powers and agency granted to Lender by Borrower in the Documents are coupled with an interest and are irrevocable and are granted as cumulative to Lender's other remedies for collection and enforcement of the obligations.

                 8.4 Any Document may be executed simultaneously in any number of identical copies each of which shall constitute an original for all purposes.

                 8.5 Except as otherwise expressly provided in the Document, any notice required or permitted to be given under any Document by Lender or Borrower to the other shall be in writing and shall be (a) personally delivered, (b) transmitted postage prepaid by certified or registered mail, (c) sent by overnight express carrier, or (d) sent by telecopy, to Lender or Borrower at its address and/or telecopy number as set forth on the signature page of this Agreement, or at such other address and/or telecopy number as either party may designate for such purpose in a notice given to the other party. Such notice shall be deemed received upon the earliest of the following to occur: (a) upon personal delivery; (b) on the third Business Day following the day sent, if sent by registered or certified mail; (c) on the next Business Day following the day sent, if sent by overnight express courier; and (d) on the day sent or if such day is not a Business Day on the next Business Day after the day sent, if sent by telecopy.

                 8.6 All the covenants of Borrower and all the rights and remedies of the Lender contained in the Documents shall bind Borrower, and, subject to the restrictions on merger, consolidation and assignment contained in the Documents, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, whether so expressed or not. Borrower may not assign its rights in the Documents in whole or in part. Except as may be expressly provided in a Document, no person or other entity shall be deemed a third party beneficiary of any provision of the Documents.

                 8.7 If any one or more of the provisions contained in any Document shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in the Document shall not in any way be affected or impaired thereby.

                 8.8 Time is of the essence in the Performance of the Obligations.

                 8.9 All headings are inserted for convenience only and shall not affect any construction or interpretation of the Documents. Unless otherwise indicated, all references in a Document to clauses and other subdivisions refer to the corresponding paragraphs, clauses and other subdivisions of the Document; the words "herein", "hereof", "hereto", hereunder" and words of similar import refer to the Document as a whole and not to any particular paragraph, clause or other subdivision; the use of any gender shall be deemed to include other genders, unless inappropriate; and reference to a numbered or lettered subdivision of an Article, or paragraph shall include relevant matter within the Article or paragraph which is applicable to but not within such numbered or lettered subdivision. All Schedules and Exhibits referred to in this Agreement are incorporated in this Agreement by reference.

                 8.10 THE DOCUMENTS SHALL BE CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA, AND TO THE EXTENT THEY PREEMPT THE LAWS OF SUCH STATE, THE LAWS OF THE UNITED STATES; PROVIDED THAT IF ANY OBLIGATION, AGREEMENT OR WAIVER ON THE PART OF BORROWER OR ANY OTHER PERSON OBLIGATED PRIMARILY OR SECONDARILY ON THE DOCUMENTS OR RIGHT OF REMEDY OF LENDER WOULD BE INVALID OR UNENFORCEABLE UNDER SUCH LAWS BUT WOULD BE VALID OR ENFORCEABLE UNDER THE LAWS OF THE STATES OF TEXAS OR MISSOURI, THEN THE INTERNAL LAWS OF THE STATES OF TEXAS OR MISSOURI SHALL APPLY WITH RESPECT TO SUCH MATTER. BORROWER HEREBY AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN ANOTHER DOCUMENT, ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING
                          DIRECTLY OUT OF THE DOCUMENTS SHALL BE LITIGATED IN THE SUPERIOR COURT OF ARIZONA, MARICOPA COUNTY DIVISION, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA, OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION TO THE EXTENT SUCH COURT HAS JURISDICTION. BORROWER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY SUCH PROCEEDING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER'S MAKING THE LOAN TO BORROWER.

                                                     [Borrower (initial  /s/  )]

                 8.11 It is the intent of the parties hereto to comply with the Applicable Usury Law. Accordingly, notwithstanding any provision to the contrary in the Documents, in no event shall this Agreement or the Documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law.

                 8.12 LENDER DOES NOT HEREBY ASSUME AND SHALL HAVE NO RESPONSIBILITY, OBLIGATION OR LIABILITY TO PURCHASERS, LENDER'S RELATIONSHIP BEING THAT ONLY OF A CREDITOR WHO HAS TAKEN, AS SECURITY FOR INDEBTEDNESS OWED TO IT, A COLLATERAL ASSIGNMENT FROM BORROWER OF THE INSTRUMENTS. EXCEPT AS REQUIRED BY LAW, BORROWER WILL NOT, AT ANY TIME, USE THE NAME OF OR MAKE REFERENCE TO LENDER WITH RESPECT TO THE PROJECT, THE SALE OF TIME-SHARE INTERESTS OR OTHERWISE, WITHOUT THE EXPRESS WRITTEN CONSENT OF LENDER.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names, personally or by their duly authorized representatives as of the date above written.




         BORROWER:                ASCENSION RESORTS, LTD., a Texas limited
                                  partnership, d/b/a Silverleaf Resorts, Ltd.

                                  By:   ASCENSION CAPITAL CORPORATION, a
                                        Texas corporation
                                        Its: General Partner

                                        BY:   /s/ ROBERT E. MEAD
                                           ----------------------------------
                                           Robert E. Mead
                                           Its: Chief Executive Officer

                                   Address: 1221 Riverbend Dr., Ste.120
                                            Dallas, TX 75247
                                   Telecopy No.:  214-905-0514

         LENDER:                   GREYHOUND FINANCIAL CORPORATION, a
                                   Delaware corporation

                                   By:   /s/ D.A. LUTTENEGGER
                                       --------------------------------------
                                   Type/Print Name: D.A. LUTTENEGGER
                                                   --------------------------
                                   Title:  Vice President Credit
                                         ------------------------------------

                                   Address: Dial Corporate Center 1850
                                            North Central Avenue Phoenix,
                                            Arizona 85077-1141
                                            (Attention: Vice President,
                                             Law)
                                   Telecopy No.: (602) 207-5116

         LIST OF EXHIBITS

Schedule 1       Prepayment Schedule

Exhibit A        Assignment of Mortgages

Exhibit B        Conditions of Eligible Instrument

Exhibit C        Environmental Certificate

Exhibit D        Promissory Note

Exhibit E        Permitted Encumbrances

Exhibit F        Description of Time-Share Resort and
                 Time-Share Interest

Exhibit G        Borrower's Certificate

Exhibit G-1      Re-Assignment of Mortgages

Exhibit H        Borrower's Opinion of Counsel

Exhibit I        Guarantor's Opinion of Counsel

Exhibit J        Additional Condition to Advances

Exhibit J-1      Request for Advance and Certification

Exhibit K        Borrower's Monthly Reports (Format)

Exhibit L        Agreed-to Changes To Consumer
                 Booklets

Exhibit M        Recreation And Use Documents


        The above-listed exhibits are omitted from this filing. Registrant agrees to furnish supplementally a copy of any omitted exhibit to the Commission upon request.